The Index to Exhibits is on Page 5 of this document

       As filed with the Securities and Exchange Commission on November 24, 1999
                                                      Registration No. 333-58183
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)


              Delaware                               94-2748530
      (State of incorporation)          (I.R.S. Employer Identification Number)

                             691 Milpitas Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

                          ADAPTEC, INC. 1990 STOCK PLAN
                 RIDGE TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
                          ADAPTEC, INC. 1999 STOCK PLAN
                            (Full title of the Plan)

                               ROBERT N. STEPHENS
                      President and Chief Executive Officer
                                  ADAPTEC, INC.
                             691 Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Amount             Proposed Maximum       Proposed Maximum         Amount of
         Title of Securities to                    to be               Offering Price            Aggregate           Registration
             be Registered                     Registered(1)              Per Share           Offering Price             Fee
----------------------------------------  ------------------------  ---------------------  ----------------------  ----------------




Common Stock
   $0.001 par value, to be
   issued under the Adaptec,
   Inc. 1990 Stock Plan                             9,584,899           $    15.94(2)        $   152,783,290.00      $ 45,071.07(4)
----------------------------------------  ------------------------  ---------------------  ----------------------  ----------------
Common Stock
   $.001 par value, to be issued
   under the Ridge Technologies,
   Inc. 1997 Stock Option Plan                      1,720,000           $    17.38(3)        $    29,893,600.00      $  8,818.61(4)
----------------------------------------  ------------------------  ---------------------  ----------------------  ----------------
Total                                              11,304,899                                $   182,676,890.00      $ 53,889.68
----------------------------------------  ------------------------  ---------------------  ----------------------  ----------------
----------------------------------------  ------------------------  ---------------------  ----------------------  ----------------


--------------------
(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the Adaptec, Inc. 1990 Stock Plan and the number of shares subject to options currently issued and outstanding under the Ridge Technologies, Inc. 1997 Stock Option Plan. Adaptec, Inc. (the "Registrant") acquired all of the outstanding capital stock of Ridge Technologies, Inc. ("Ridge") on May 21, 1998 (the "Ridge Acquisition"). Pursuant to the terms of the Ridge Acquisition, the Registrant assumed all outstanding options to purchase Ridge Common Stock under the Ridge 1997 Stock Option Plan (the "Assumed Options"), and such options became options to purchase the Registrant's Common Stock, subject to certain adjustments as to number of shares and exercise price.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on June 24, 1998 because the price at which options to be granted in the future may be exercised is not currently determinable.

(3) Pursuant to the terms of the Ridge Acquisition, the per share exercise price of the Assumed Options was amended to $17.38, the closing sale price of the Registrant's Common Stock as reported on The Nasdaq National Market on May 20, 1998.

(4)  Previously paid.

                                EXPLANATORY NOTE

         On September 9, 1999, the Stockholders (the "Stockholders") of Adaptec, Inc. approved the Company's 1999 Stock Plan and authorized for issuance thereunder (a) 1,000,000 shares of Common Stock plus (b) any shares of Common Stock reserved but ungranted under the Company's 1990 Stock Plan as of the date of Stockholder approval plus (c) any shares of returned to the 1990 Stock Plan after the date of Stockholder approval of the 1999 Stock Plan as a result of termination of options under the 1990 Stock Plan. Upon Stockholder approval of the 1999 Stock Plan, the 1990 Stock Plan was terminated with respect to new option grants. This Post-Effective Amendment No. 1 registers for issuance under the 1999 Stock Plan (i) a portion of those ungranted shares under the Company's 1990 Stock Plan which had been previously been registered under this Registration Statement for issuance under the 1990 Stock Plan and (ii) any shares previously registered for issuance under the 1990 Stock Plan which become available for issuance under the 1999 Stock Plan as a result of termination of options granted under the 1990 Stock Plan.


           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INFORMATION INCORPORATED BY REFERENCE

                  The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K, Commission file no. 0-15071, filed on June 29, 1999.

         (b) Quarterly reports on Form 10-Q/A relating to the quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 filed on July 7, 1999. Quarterly Reports on Form 10-Q relating to the quarters ending June 30, 1999 and September 30, 1999 filed on August 12, 1999 and November 8, 1999, respectively.

         (c) Items 1 and 2 of the Registrant's Registration Statement Amendment on Form 8-A filed on July 20, 1992 pursuant to
                  Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                  Exhibit 1 to Amendment No. 4 on Form 8-A (filed on January 14,
                  1997) to the Registrant's Registration Statement on Form 8-A, Commission file no. 0-15071, filed on May 11, 1989.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

                  The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                  4.1(1) Second Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

                  4.2(2) First Amendment, dated March 12, 1998, to the Second Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

                  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

                  23.1      Consent of Independent Accountants.

                  23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

                  24.1      Power of Attorney (see Page 4).
                  ------------------------------
                  (1) Incorporated by reference to Exhibit 1 to Amendment No. 4 on Form 8-A (filed January 14, 1997) to the Registrant's Registration Statement (Commission File No. 0-15071) on Form 8-A filed with the Commission on May 11, 1989.

                  (2) Incorporated by reference to Exhibit 4.2 to the
                      Registrant's Annual Report on Form 10-K, Commission file no. 0-15071, filed on June 26, 1998.

ITEM 9.           UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 22nd day of October, 1999.


                            ADAPTEC, INC.

                            By:             /s/ Robert N. Stephens
                                 -----------------------------------------------
                                 Robert N. Stephens
                                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                    Name                                              Title                                  Date
---------------------------------------       --------------------------------------------------      -----------------------

/s/ Robert N. Stephens                        President, Chief Executive Officer and Director          October 22, 1999
---------------------------------------
Robert N. Stephens

/s/ Andrew J. Brown                           Vice President, Chief Financial Officer and              October 22, 1999
---------------------------------------       Assistant Secretary (Principal Financial Officer)
Andrew J. Brown

/s/ Kenneth B. Arola                          Vice President and Corporate Controller (Principal       October 22, 1999
---------------------------------------       Accounting Officer)
Kenneth B. Arola

/s/ John G. Adler                             Director                                                 October 22, 1999
--------------------------------------
John G. Adler

                                              Chairman of the Board and Director                        October _, 1999
--------------------------------------
Laurence B. Boucher

/s/ Carl J. Conti                             Director                                                 October 23, 1999
--------------------------------------
Carl J. Conti

                                              Director                                                  October _, 1999
--------------------------------------
John East
                                              Director                                                  October _, 1999
--------------------------------------
Ilene H. Lang

/s/ Robert J. Loarie                          Director                                                 October 29, 1999
--------------------------------------
Robert J. Loarie

/s/ B. J. Moore                               Director                                                 October 24, 1999
--------------------------------------
B. J. Moore

/s/ W. Ferrell Sanders                        Director                                                 October 23, 1999
--------------------------------------
W. Ferrell Sanders

/s/ Phillip E. White                          Director                                                 October 22, 1999
--------------------------------------
Phillip E. White


                                                    INDEX TO EXHIBITS



         EXHIBIT
         NUMBER                                                                                                 PAGE NO.
       ------------                                                                                         ---------------


         4.1(1) Second Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and
                           ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

         4.2(2)            First Amendment, dated March 12, 1998, to the Second
                           Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and
                           ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

           5.1             Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, as to legality of securities being registered.

          23.1             Consent of Independent Accountants

          23.2             Consent of Wilson Sonsini Goodrich & Rosati, Professional
                           Corporation (see Exhibit 5.1).


          --------------------------------------
         (1)  Incorporated by reference to Exhibit 1 to Amendment No. 4 on
              Form 8-A (filed January 14, 1997) to the Registrant's Registration Statement (Commission File No. 0-15071) on Form 8-A filed with the Commission on May 11, 1989.

         (2) Incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K (Commission file no. 0-15071) filed with the Commission on June 26, 1998.